EXHIBIT 16

July 15, 2005



Securities and Exchange Commission
Washington, D.C. 20549


Re:      United States Basketball League, Inc.
         File No. 001-15913


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of United States Basketball League, Inc., dated July 14, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP